UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 23, 2008 (October 21, 2008)
First BancTrust Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-32535	37-1406661
State or other jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)
101 South Central Avenue, Paris, IL 61944

(Address of principal executive offices) (Zip Code)
(217) 465-6381

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     First BancTrust Corporation (the “Company”) held its special meeting of stockholders on October 21, 2008 to consider its previously announced going private transaction. The Company reports that the transaction was approved by the requisite vote of the stockholders of the Company in accordance with the Delaware General Corporation Law and the Company’s Certificate of Incorporation. The transaction occurred on October 22, 2008 (the “Effective Time”), upon the effectiveness of the filing of the certificate of merger with the Secretary of State of the State of Delaware. As a result, as of the Effective Time, (i) each share of the Company’s common stock, par value $0.01 per share, held of record by a stockholder who owned, as of the close of business on October 21, 2008, fewer than 250 shares of common stock was converted into the right to receive $11.00 in cash from the Company; and (ii) each share of the common stock held of record by a stockholder who owned, as of such date, 250 or more shares of common stock was not affected by the merger and remains outstanding. The new trading symbol for the Company’s common stock following the transaction is “FIRT.”
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BANCTRUST CORPORATION
Dated: October 23, 2008	/s/ Terry J. Howard
Terry J. Howard
President and Chief Executive Officer